EXHIBIT 23.1



                        INDEPENDENT ACCOUNTANTS' CONSENT


      As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Registration Statement.

ARTHUR ANDERSEN, LLP


Boston, Massachusetts
April 3, 2000